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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A) and related Statement of Additional Information of Capital Preservation Series of the Security Income Fund filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 2-38414) and under the Investment Company Act of 1940 (Registration No. 811-2120).

                                                               Ernst & Young LLP

Kansas City, Missouri
February 16, 1999